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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549



                                   FORM 8-K



                                CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934




                     Date of Report:  November 21, 1996
             Date of earliest event reported: November 21, 1996




                              EDISON INTERNATIONAL
            (Exact name of registrant as specified in its charter)





        CALIFORNIA                     1-9936               95-4137452
(State or other jurisdiction of     (Commission          (I.R.S. employer
incorporation or organization)      file number)       identification no.)





                           2244 Walnut Grove Avenue
                                (P.O. Box 800)
                         Rosemead, California  91770
       (Address of principal executive offices, including zip code)




                                  818-302-2222
            (Registrant's telephone number, including area code)


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Item 5.  Other Events
         ------------

   On November 21, 1996, the Board of Directors of Edison International (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of Common Stock, no par value per share (the "Common Shares"), of the Company. The Rights will be issued to the holders of record of Common Shares outstanding on December 3, 1996, and with respect to Common Shares issued thereafter until the Distribution Date (as defined below) and, in certain circumstances, with respect to Common Shares issued after the Distribution Date. Each Right, when it becomes exercisable as described below, will entitle the registered holder to purchase from the Company one one-thousandth (1/1000th) of a share of Series A Junior Participating Cumulative Preferred Stock, no par value per share (the "Preferred Shares"), of the Company at a price of $55.00 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and Harris Trust Company of California, as Rights Agent (the "Rights Agent").

   Until the earlier of (i) such time as the Company learns that a person or group (including any affiliate or associate of such person or group) has acquired, or has obtained the right to acquire, beneficial ownership of more than 20% of the outstanding Common Shares (such person or group being an "Acquiring Person"), and (ii) such date, if any, as may be designated by the Board of Directors of the Company following the commencement of, or first public disclosure of an intent to commence, a tender or exchange offer for outstanding Common Shares which could result in such person or group becoming the beneficial owner of more than 20% of the outstanding Common Shares (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced by the certificates for Common Shares registered in the names of the holders thereof (which certificates for Common Shares shall also be deemed to be Right Certificates, as defined below) and not by separate Right Certificates. Therefore, until the Distribution Date, the Rights will be transferred with and only with the Common Shares.

   As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date (and to each initial record holder of certain Common Shares originally issued after the Distribution Date), and such separate Right Certificates alone will therefore evidence the Rights.

   The Rights are not exercisable until the Distribution Date and will expire on November 21, 2006 (the "Expiration Date") unless earlier redeemed by the Company as described below.

   The number of Preferred Shares or other securities issuable upon exercise of a Right, the Purchase Price, the Redemption Price (as defined below) and the number of Rights associated with each outstanding Common Share are all subject to adjustment by the Board of Directors of the Company in the event of any change in the Common Shares or the Preferred Shares, whether by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of securities, split-ups, split-offs, spin-offs, liquidations, other similar changes in capitalization, any distribution or issuance of cash, assets, evidences of indebtedness or subscription rights, options or warrants to holders of Common Shares or Preferred Shares, as the case may be (other than the distribution of Rights or regular quarterly cash dividends), or otherwise.
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   The Preferred Shares are authorized to be issued in fractions which are an integral multiple of one one-thousandth (1/1000th) of a Preferred
Share. The Company may, but is not required to, issue fractions of shares upon the exercise of Rights, and, in lieu of fractional shares, the Company may issue certificates or utilize a depositary arrangement as provided by the terms of the Preferred Shares and, in the case of fractions other than one one-thousandth (1/1000th) of a Preferred Share or integral multiples thereof, may make a cash payment based on the market price of such shares.

   At such time as there is an Acquiring Person, the Rights will entitle each holder of a Right (other then such Acquiring Person or an affiliate or associate of such Acquiring Person) of a Right to purchase, for the Purchase Price, that number of one one-thousandths (1/1000ths) of a Preferred Share equivalent to the number of Common Shares which at the time of such event would have a market value of twice the Purchase Price.

   If the Company is acquired in a merger or other business combination by an Acquiring Person or an associate or affiliate of an Acquiring Person that is a publicly traded corporation, or if 50% or more of the Company's assets or assets representing 50% or more of the Company's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an associate or affiliate of an Acquiring Person that is a publicly traded corporation, each Right will entitle its holder (subject to the next paragraph) to purchase, for the Purchase Price, that number of common shares of such corporation which at the time of the transaction would have a market value of twice the Purchase Price. If the Company is acquired in a merger or other business combination by an Acquiring Person or an associate or affiliate of an Acquiring Person that is not a publicly traded entity, or if 50% or more of the Company's assets or assets representing 50% or more of the Company's revenues or cash flow are sold, leased, exchanged or otherwise transferred (in one or more transactions) to an Acquiring Person or an associate or affiliate of an Acquiring Person that is not a publicly traded entity, each Right will entitle its holder (subject to the next paragraph) to purchase for the Purchase Price at such holder's option, (i) that number of shares of the surviving corporation in the transaction with such entity (which surviving corporation could be the Company) which at the time of the transaction would have a book value of twice the Purchase Price, (ii) that number of shares of such entity which at the time of the transaction would have a book value of twice the Purchase Price, or (iii) if such entity has an affiliate which has publicly traded common shares, that number of common shares of such affiliate which at the time of the transaction would have a market value of twice the purchase price.

   Any Rights that are, at any time, beneficially owned by an Acquiring Person (or any affiliate or associate of an Acquiring Person) will be null and void and nontransferable and any holder of any such Right (including any purported transferee or subsequent holder) will be unable to exercise or transfer any such Right.

   At any time prior to the earlier of (i) such time as a Person becomes an Acquiring Person and (ii) the Expiration Date, the Board of Directors may redeem the Rights in whole, but not in part, at a price (in cash or Common Shares or other securities of the Company deemed by the Board of Directors to be at least equivalent in value) of $.001 per Right, subject to adjustment as provided in the Rights Agreement (the "Redemption Price"); provided, however, that, for the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the Board of Directors of the Company in office at the commencement of such solicitation, the Rights may only be redeemed if (A) there are
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directors then in office who were in office at the commencement of such solicitation and (B) the Board of Directors of the Company, with the concurrence of a majority of such directors then in office, determines that such redemption is, in its judgment, in the best interests of the Company and its shareholders.

   Immediately upon the action of the Board of Directors of the Company electing to redeem the Rights, and without any further action and without any notice, the right to exercise the Rights will terminate and the only right of the holders of the Rights will be to receive the Redemption Price.

   After there is an Acquiring Person, the Board of Directors may elect to exchange each Right (other than Rights that shall have become null and void and nontransferable as described above) for consideration per Right consisting of one-half of the securities that would be issuable at such time upon the exercise of one Right pursuant to the terms of the Rights Agreement.

   Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends.

   At any time prior to the Distribution Date, the Company may, without the approval of any holder of the Rights, supplement or amend any provision of the Rights Agreement (including the date on which the Distribution Date shall occur, the time during which the Rights may be redeemed or the terms of the Preferred Shares), except that no supplement or amendment shall be made which reduces the Redemption Price (other than pursuant to certain adjustments therein) or provides for an earlier Expiration Date. Among other permitted amendments, the Board may reduce the threshold for becoming an Acquiring Person or otherwise causing the Distribution Date to occur from 20% to any percentage not less than (a) the highest percentage known by the Company to be beneficially owned by any person or group or (b) 10%. However, during the 120-day period after any date of a change (resulting from a proxy or consent solicitation) in a majority of the Board of Directors of the Company in office at the commencement of such solicitation, this Rights Agreement may be supplemented or amended only if (A) there are directors then in office who were in office at the commencement of such solicitation and (B) the Board of Directors of the Company, with the concurrence of a majority of such directors then in office, determines that such supplement or amendment is, in their judgment, in the best interests of the Company and its shareholders.

   The Rights have effects that will render difficult an acquisition of the Company without the approval of the Company's Board of Directors. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company without conditioning the offer on substantially all the Rights being acquired. The Rights will not interfere with any merger or other business combination approved by the Board of Directors of the Company since the Board of Directors of the Company may, at its option, at any time prior to a person becoming an Acquiring Person, redeem all, but not less than all, of the then outstanding Rights at the Redemption Price.

     A copy of the Rights Agreement is available free of charge from the Company upon written request. This description of the Rights is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.
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Item 7.     Financial Statements, Pro Forma Financial Information
            and Exhibits

(c)     Exhibits

Exhibit
Number                            Description
-------                           -----------

4.1 Rights Agreement dated as of November 21, 1996 by and between Edison International and Harris Trust Company of California (File No. 1-9936, Form 8-A dated November 21, 1996)*

4.2 Certificate of Determination of Preferences dated as of November 21, 1996 (File No. 1-9936, Form 8-A dated November 21, 1996)*

20       News Release of Edison International dated November 21, 1996

------------
*  Incorporated by reference pursuant to Rule 411.



                               SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                            Edison International



                                     KENNETH S. STEWART
                            ----------------------------------
                                     KENNETH S. STEWART
                                 ASSISTANT GENERAL COUNSEL


November 21, 1996